UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

DENBURY RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-12935		20-0467835
(Commission File Number)		(I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 3000 Plano, Texas		75024
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(972) 673-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 25, 2005, Denbury Resources Inc. issued a press release announcing that its board of directors had declared a two-for-one stock split of its common stock. The stock split is subject to stockholder approval of an amendment to the Company’s restated certificate of incorporation to split the stock and increase the number of authorized shares of common stock from 100 million to 250 million shares. The special stockholders’ meeting is tentatively scheduled for October 19, 2005, with a record date of September 6, 2005. A copy of the press release issued by Denbury is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release, dated August 25, 2005, of Denbury Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.

Date: August 25, 2005	By:	/s/ Phil Rykhoek
	Name:	Phil Rykhoek
	Title:	Sr. Vice President and Chief Financial

Officer

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